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                                                                       EXHIBIT 5

                                   August 15, 1997



Forte Software, Inc.
1800 Harrison Street
Oakland, CA 94612

         Re: Forte Software, Inc. Registration Statement for Offering of 1,145,914 Shares of Common Stock

Ladies and Gentlemen:

    We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 845,914 shares of Common Stock under the Company's 1997 Stock Option Plan and (ii) 300,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Option Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,



                                  /s/ Gunderson Dettmer Stough
                                  Villeneuve Franklin & Hachigian, LLP